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                                                                   EXHIBIT 99.1


                             [CONCORD CAMERA LOGO]


CONTACT:
CONCORD CAMERA CORP.
BLAINE ROBINSON
VICE PRESIDENT - FINANCE AND TREASURER
(954) 331-4200

                              FOR IMMEDIATE RELEASE

                    CONCORD CAMERA CORP. ANNOUNCES RECEIPT OF
                            NASDAQ DEFICIENCY NOTICE

HOLLYWOOD, FLORIDA - JUNE 29, 2006 - CONCORD CAMERA CORP. ("CONCORD" OR "COMPANY") (NASDAQ: LENS) announced today that on June 26, 2006, it received a Nasdaq Staff Deficiency Letter indicating that for 30 consecutive business days, the bid price of the Company's common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the "Rule").

In accordance with Marketplace Rule 4450(e)(2), the Company will be provided a period of 180 calendar days, or until December 26, 2006, to regain compliance with the minimum $1.00 bid price requirement. If the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days before December 26, 2006, the Company will achieve compliance with the Rule.

If the Company's common stock does not achieve compliance with the Rule by December 26, 2006, Nasdaq will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal Nasdaq's determination to delist its common stock. Alternatively, the Company may elect to apply to transfer its common stock from the Nasdaq National Market, where it is currently listed, to the Nasdaq Capital Market if it satisfies all requirements, except for the $1.00 bid price requirement, for initial inclusion in this market as set forth in Marketplace Rule 4310(c). If its application to transfer its common stock to the Nasdaq Capital Market is approved, the Company will be afforded an additional 180 calendar day period to regain compliance while listed on the Nasdaq Capital Market. The Company currently satisfies the requirements (other than the $1.00 bid price requirement) set forth in Marketplace Rule 4310(c) for initial inclusion of its common stock on the Nasdaq Capital Market.

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ABOUT CONCORD CAMERA CORP.

Concord Camera Corp., through its subsidiaries, is a global provider of popularly priced, single-use, digital and 35mm traditional cameras. Concord markets and sells its cameras under the trademarks POLAROID, CONCORD, CONCORD EYE Q and JENOPTIK through direct sales offices in the United States, Canada, Germany, Hong Kong, the Peoples Republic of China, the United Kingdom, Japan and France and through independent sales agents. The Polaroid trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. CONCORD and CONCORD EYE Q are trademarks and/or registered trademarks of Concord Camera Corp. in the United States and/or other countries. The JENOPTIK trademark is owned by Jenoptik AG and is used by Concord under license from Jenoptik AG. Learn more about Concord Camera Corp. at www.concord-camera.com.

Except for the historical information contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the Company's business and prospects, including the risks discussed under "Risk Factors" and disclosures in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended July 2, 2005 and subsequently filed reports. Such forward-looking statements include, without limitation, statements regarding expected cost reductions, anticipated or expected results of the implementation of our restructuring initiatives, cost-reduction initiatives and possible new business initiatives, anticipated financial benefits of de-emphasizing the sale of digital cameras and eliminating our reliance on internally designed and manufactured digital cameras and increasing the design, co-development and purchase of digital cameras from outsourced manufacturers, the viability of marketing and selling digital cameras and competing in the digital camera market, the cost structure requirements needed to maintain a presence in the digital camera market and to market and sell digital cameras, the development of our business, anticipated revenues or capital expenditures, our ability to improve gross margin percentages on the sale of our products and projected profits or losses. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


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